As filed with the Securities and Exchange Commission on June 6, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2210668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B

Austin, Texas 78746

(Address, including zip code, of principal executive offices)

HealthTronics 2004 Equity Incentive Plan, as amended

(Full Title of the Plan)

James S. B. Whittenburg	Copy to:
President and Chief Executive Officer	Michael F. Meskill
1301 Capital of Texas Highway	Jackson Walker L.L.P.
Suite 200B	100 Congress Avenue, Suite 1100
Austin, Texas 78746	Austin, Texas 78701
(512) 328-2892	(512) 236-2000
(Name and address, including telephone number, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	2,850,000 Shares	$3.62	$10,317,000	$406.00

(1)	Issuable upon the exercise of options or awards available for grant under the HealthTronics 2004 Equity Incentive Plan, as amended. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) under the Securities Act and calculated on the basis of the average of the high and low sales prices of the common stock of the Registrant on June 5, 2008, as reported on The Nasdaq Global Select Market.

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this registration statement are of the same class as those securities covered by HealthTronics, Inc.’s previously-filed registration statements on Form S-8 filed on June 30, 2005 (Registration No. 333-126301) and June 16, 2006 (Registration No. 333-135100) (the “Prior Registration Statements”) with respect to the HealthTronics 2004 Equity Incentive Plan, as amended. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including reports under the Securities Exchange Act of 1934, as amended, that HealthTronics, Inc. (“HealthTronics”) filed after the date of the Prior Registration Statements to maintain current information about HealthTronics, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statements, the following documents are filed as exhibits to this Registration Statement:

Exhibit Number	DESCRIPTION OF EXHIBIT
4.1	HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2005).

4.2	First Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 filed with the Securities and Exchange Commission on August 5, 2005).

4.3	Second Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2006).

4.4	Third Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2008).

5.1	Opinion of Miller & Martin PLLC (filed herewith).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of KPMG LLP, independent registered public accounting firm (filed herewith).

23.3	Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 5.1 of this registration statement).

24.1	Power of Attorney (set forth on the signature page of this registration statement).

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on June 6, 2008.

HEALTHTRONICS, INC.

By:	/s/ James S. B. Whittenburg
James S. B. Whittenburg
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James S.B. Whittenburg, Ross A. Goolsby, and Richard A. Rusk, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ James S. B. Whittenburg	Chief Executive Officer, President and Director	June 6, 2008
James S. B. Whittenburg	(Principal Executive Officer)

/s/ Ross A. Goolsby	Senior Vice President and Chief Financial Officer	June 6, 2008
Ross A. Goolsby	(Principal Financial Officer)

/s/ Richard A. Rusk	Vice President and Controller	June 6, 2008
Richard A. Rusk	(Chief Accounting Officer)

/s/ R. Steven Hicks	Director	June 6, 2008
R. Steven Hicks

/s/ Donny R. Jackson	Director	June 4, 2008
Donny R. Jackson

/s/ Timothy J. Lindgren	Director	June 6, 2008
Timothy J. Lindgren

/s/ Kevin A. Richardson, II	Director	June 4, 2008
Kevin A. Richardson, II

/s/ Kenneth S. Shifrin	Director	June 6, 2008
Kenneth S. Shifrin

/s/ Perry M. Waughtal	Director	June 5, 2008
Perry M. Waughtal

/s/ Argil J. Wheelock, M.D.	Director	June 6, 2008
Argil J. Wheelock, M.D.

/s/ Mark G. Yudof	Director	June 5, 2008
Mark G. Yudof

INDEX TO EXHIBITS

Exhibit Number	DESCRIPTION OF EXHIBIT
4.1	HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 25, 2005).

4.2	First Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 filed with the Securities and Exchange Commission on August 5, 2005).

4.3	Second Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 14, 2006).

4.4	Third Amendment to HealthTronics 2004 Equity Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2008).

5.1	Opinion of Miller & Martin PLLC (filed herewith).

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of KPMG LLP, independent registered public accounting firm (filed herewith).

23.3	Consent of Miller & Martin PLLC (included in the opinion filed as Exhibit 5.1 of this registration statement).

24.1	Power of Attorney (set forth on the signature page of this registration statement).